Exhibit 10.7

CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of July 20, 2015 (the “Agreement”) by and between _________________________, an individual (the “Consultant”) and Drone Aviation Holding Corp., a Nevada corporation (the “Company”).

WHEREAS, the Company desires to engage Consultant to provide consulting services for the purpose of developing and commercializing certain technology of the Company and Consultant is willing to be engaged by the Company to provide such services, on the terms and conditions set forth below and described in Schedule A attached hereto;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1.     Consulting. The Company hereby retains Consultant, and Consultant hereby agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein. During the Term (as hereinafter defined), Consultant shall provide the services described in Schedule A (the “Services”) to the Company as requested by management and the Company’s Board of Directors.

The parties hereto agree and acknowledge that this Agreement is made subject to the understanding that Consultant is a member of the faculty of the Georgia Institute of Technology (GIT), that he/she must fulfill certain obligations including teaching, directing laboratory operations and conducting research; and that as a result of his/her employment by GIT, GIT has certain rights to intellectual property developed by him/her and any rights conveyed hereunder shall be subject to those rights. Under no circumstances are any rights to GIT or Georgia Tech Research Corporation intellectual property conveyed hereunder. All consulting activity hereunder shall be on a non-interfering basis with normal GIT activities. Nothing contained in this Agreement shall directly or impliedly affect the obligations listed above.

2.     Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on July 20, 2015 (the “Effective Date”) and shall continue until July 20, 2016 (the “Consultant Term”).

3.     Compensation. In consideration of the services to be rendered by Consultant hereunder, during the Consultant Term the Company agrees to pay to Consultant, and Consultant agrees to accept, the compensation set forth in Schedule B (the “Consulting Fee”). The Company agrees to reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with services performed under this Agreement, including but not limited to transportation expenses, lodging and meal expenses, lodging, meals, taxis and trains. Consultant will bill Company monthly for services rendered, with payment due within 30 days from the date of invoice.

4.     Termination. The Company may, in its discretion and at its option terminate this Agreement at any time. The Consultant may terminate this Agreement for any reason and at any time with 30 days written notice but in no event earlier than 9 months after the Effective Date.

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5.     Confidential Information. Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Consulting Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that he will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Consulting Term shall remain the property of the Company. Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession. Such delivery to the Company shall include all notebooks or other collections or compilations journaling or memorializing intellectual property generation or development that relate to the Services, maintained by the Consultant at any time during the term of this Agreement.

6.     Property of the Company/Assignment of Inventions.

(a) All Confidential Information, “Inventions” (as defined below), documents, encoded media, and other tangible items provided to the Consultant by the Company or its affiliates, or prepared, generated, created, designed or conceptualized by the Consultant or others in the performance of the Consultant’s duties under this Agreement are and shall remain the property of the Company or its affiliates.

(b) The following are owned solely by, and are the property of, the Company and are hereby unconditionally and irrevocably assigned by the Consultant to the Company: All intellectual property, ideas or inventions made by the Consultant and all improvements, enhancements or derivatives of the intellectual property, ideas or inventions of others (whether patentable or patented, copyrightable or copyrighted, registrable as a tradename or registered as such) developed, prepared, generated, created, designed or conceptualized by the Consultant in the performance of the Consultant’s duties under this Agreement (collectively, “Invention(s)”).

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(c) The Consultant agrees, without further compensation, to sign such additional instruments as the Company may from time to time request to provide further evidence of the Consultant’s assignment to the Company of any right, title, claim or interest the Consultant may have or claim in any Invention or any of the Company’s intellectual or proprietary property or any intellectual property referenced in Section 6.

7.     Independent Contractor. It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

8.     Conflict of Interest. The Consultant and the Company hereby agree that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement. If a conflict of interest situation should occur relative to the Consultant’s work at Georgia Tech, both parties agree to work together to resolve the situation.

9.     Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

10.    Binding Effect; Benefits. None of the parties hereto may assign his or its rights hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such consent shall be null and void and without effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

11.    Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :

Drone Aviation Corp

11651 Central Parkway, #118

Jacksonville, FL 32224

PH: (904) 834-4400

Fax: (904) 834-4360

Attention: Chief Executive Officer

If to the Consultant, to:

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12.    Entire Agreement; Amendments. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

13.    Severability. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14.    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits himself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

15.    Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

16.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

DRONE AVIATION HOLDING CORP.

By:______________________________

Name: Felicia Hess

Title: Chief Executive Officer, President and Director

By: ______________________________

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Schedule A

Services:

To be determined by mutual agreement by the Consultant and the Company, from time to time, on a project-by-project basis.

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Schedule B

Compensation:

To be determined by mutual agreement by the Consultant and the Company, from time to time, on a project-by-project basis.

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